Exhibit 99.1
December 4, 2008
Assisted Living Concepts, Inc. To Attend New York Investor Conferences
MENOMONEE FALLS, WISCONSIN — Assisted Living Concepts, Inc. (NYSE:ALC) announced that it will attend both the UBS Health Care Conference on December 9, 2008, and the RBC Capital Markets Healthcare Conference on December 10, 2008. The UBS conference will take place at the UBS Investment Bank Building at 1285 Avenue of the Americas, New York, NY and the RBC conference will take place at the Westin New York, 270 West 43rd Street, New York, NY.
Assisted Living Concepts President and CEO, Laurie Bebo, and Sr. VP, CFO and Treasurer, John Buono, will participate in a panel discussion on current trends in senior living at the RBC conference beginning at 9:00 A.M. Eastern Time on December 10, 2008. An audio-only webcast of the panel discussion will be available at the following link: http://www.wsw.com/webcast/rbc95/panel3/. A recording of the panel discussion will be available at this link until January 10, 2009.
About Us
Assisted Living Concepts, Inc. and its subsidiaries operate 216 assisted living residences with capacity for over 9,000 residents in 20 states. ALC’s assisted living facilities typically consist of 40 to 60 units and offer residents a supportive, home-like setting and assistance with the activities of daily living. ALC employs approximately 4,800 people.
For further information, contact:
Assisted Living Concepts, Inc.
John Buono
Sr. Vice President, Chief Financial Officer and Treasurer
Phone: (262) 257-8999
Fax: (262) 251-7562
Email: jbuono@alcco.com
Visit ALC’s Website @ www.alcco.com